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                                                        EXHIBIT 5.01
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                                                 May 19, 1995



The Hillhaven Corporation
1148 Broadway Plaza
Tacoma, Washington 98402

Ladies and Gentlemen:

     I am the General Counsel of The Hillhaven Corporation, a Nevada corporation (the "Company"). I am acting as counsel to the Company in connection with the Registration Statement under the Securities Act of 1933, as amended (Registration No. 33-58641) filed by the Company with the Securities and Exchange Commission on Form S-4 (the "Registration Statement"), and the proposed issuance by the Company of up to 5,500,000 shares of its common stock, par value $0.75 per share (the "Shares"), in exchange for the outstanding common stock of Nationwide Care, Inc., an Indiana corporation ("NCI"), Phillippe Enterprises, Inc., an Indiana corporation ("PEI"), and
Meadowvale Skilled Care Center, Inc., an Indiana corporation ("Meadowvale"), respectively, pursuant to the terms and subject to the conditions of that certain Amended and Restated Agreement and Plan of Share Exchange and Agreements to Assign Partnership Interests dated as of February 27, 1995 (the "Share Exchange Agreement") by and among the Company, NCI, PEI, Meadowvale and certain NCI-affiliated partnerships.

     In connection with the foregoing, I am of the opinion that the Shares will, when exchanged in accordance with the terms and conditions of the Share Exchange Agreement, be legally issued, fully paid and nonassessable.

     I am a member of the bar of the State of Claifornia and express no opinion as to the laws of any jurisdiction except the State of California and the federal laws of the United States. As to matters governed by Nevada law, I have relied solely upon the opinion of Woodburn and Wedge, a copy of which is being filed as Exhibit 5.02 to the Registration Statement. I have also relied, among other things, upon my examination of such corporate records of the Company and certificates of officers of the Company and of public officials as I have deemed appropriate.



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The Hillhaven Corporation

May 19, 1995

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    I hereby authorize and consent to the use of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus/Information Statement which is a part of the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                 Very truly yours,

                                 /s/ RICHARD P. ADCOCK
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                                 Richard P. Adcock
                                 General Counsel